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                                                                    EXHIBIT 24.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Clean Harbors, Inc. and its subsidiaries on Form S-8 of our report dated February 5, 1997, on our audits of the consolidated financial statements and financial statement schedule of Clean Harbors, Inc. (the "Company") as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in the Company's Annual Report on Form 10-K.


                                               COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
February 10, 1998